Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated November 26, 2025, relating to the financial statement of VanEck Avalanche ETF, as of November 20, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.
/s/ Cohen & Company
Cohen & Company, Ltd.
Towson, Maryland
December 18, 2025

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

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